Exhibit 10.3


                                SUPPLY AGREEMENT
                        BETWEEN VAN DYNE CROTTY, INC. AND
                             FIRST AID SELECT, INC.

         THIS SUPPLY AGREEMENT (the "Agreement") is made effective the 20th day of December, 1999, between VAN DYNE-CROTTY, INC., First Aid Direct Division, an Ohio corporation ("Buyer") and FIRST AID SELECT, INC., a Florida corporation ("Seller", and collectively with Buyer, "Parties," or individually, "Party").

                                    RECITALS

         A. Buyer intends to purchase certain assets and retail delivery routes from Seller (the "Business") pursuant to an Asset Purchase Agreement, dated December 16, 1999 ("Asset Purchase Agreement");

         B. On and after the Closing Date (as defined in the Asset Purchase Agreement), Seller intends to continue to operate a wholesale business which supplies items for the Business; and

         C. After the closing of the Asset Purchase Agreement, Buyer desires to buy all of its requirements of those items listed on Exhibit A (collectively, the "Items" and individually an "Item") from Seller, and Seller desires to sell to Buyer the Items, in the volumes required by Buyer, in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, the Parties, for good and valuable consideration, agree as follows:

1. Sale of Buyer's Total Requirements. Subject to and commencing after the closing of the Asset Purchase Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, Buyer's total requirements of the Items during the Term (as defined below), provided that Seller's prices for the Items are competitive, and the quality and type of the Items are competitive. Buyer and Seller may amend the list of Items set forth on Exhibit A by mutual written agreement. Buyer shall order such Items in writing in a form satisfactory to Buyer and Seller.

2. Prices and Payment. Seller shall supply each Item at the price set forth on Exhibit A, which shall be no higher than the lowest of the prevailing market price for the best grade for such type of Item for immediate delivery, and shall be FOB Seller's facility in Sunrise, Florida. Notwithstanding any provision of this Agreement to the contrary, Seller may change the price of any Item or Items set forth on Exhibit A upon 15 days written notice to Buyer. Buyer shall pay for the


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         Items within 30 days of the later of (i) receipt of an invoice for the
         Items ordered or (ii) receipt of the Items ordered.

3. Conditions on Continued Purchases. Buyer may cease purchasing its total requirements of any Item upon written notice to Seller in the event that Seller's price for such Item is not competitive or the quality of the Item is not competitive with similar types of products distributed by companies that compete with the Business. Notwithstanding the above, before Buyer may cease to purchase its total requirements of any Item, Buyer shall give Seller at least 30 days prior written notice of its intent to cease such purchase. Within such 30 day period, Seller shall have the right to match the price or quality of any Item which is not competitive. If Seller makes such match, then this Agreement shall remain in full force and effect with respect to such Item.

4. Volume; Inability to Meet Requirements. Buyer shall not be required to purchase any specific quantities of the Items during the Term. In the event that Seller is unable to fulfill Buyer's reasonable requirements, it shall be Seller's duty at once to so advise Buyer in writing. On receipt of such notice, Buyer, in its sole discretion, may elect to:
         (i) agree with the Seller to an extension of the delivery time for the Items so ordered; (ii) purchase the unavailable quantities of the Items from another supplier; or (iii) cancel the Agreement as to that Item.

5.       Term and Termination.

                  5.1 The Agreement shall commence once Buyer and Seller have closed the Asset Purchase Agreement in accordance with its terms, and the duration of this Agreement ("Term") shall be for a period of five years from the closing of the Asset Purchase Agreement, unless earlier terminated in accordance with Sections 5.2 hereof. In the event that the Asset Purchase Agreement is not closed, this Agreement shall be null and void.

                  5.2 Buyer may terminate the Agreement, in its sole discretion, in the event that a significant portion of FASI's shares are sold to a competitor of VDC in either the uniform delivery or the Business.

                  5.3 In the event of termination of this Agreement prior to the end of the Term, VDC shall retain the right to continue use of the "First Aid Direct" trademark on a non-exclusive basis, in accordance with the Asset Purchase Agreement.


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6.         Miscellaneous.

                  6.1 Entire Agreement. Except as expressly set forth in this Agreement or in an instrument in writing signed by the party to be bound thereby which makes specific reference to this Agreement, this Agreement sets forth the entire understanding of the parties concerning the subject matter of this Agreement and supersedes all prior contracts, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties relating to the subject matter of this Agreement. Any terms or conditions listed on a purchase order or invoice that conflict with this Agreement shall be superseded by the terms or conditions of this Agreement.

                  6.2 Amendment. This Agreement may be amended at any time by a writing which refers to this Agreement and is signed by the parties.

                  6.3 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally, (ii) on the third business day after being deposited in the U.S. mail, certified, postage prepaid, return receipt requested, or (iii) on the first business day after being sent by a nationally recognized overnight express courier service, to a party addressed as follows:

                  If to the Seller:

                  Robert I. Sussman, President
                  First Aid Select, Inc.
                  10211 NW 53rd St.
                  Sunrise, FL  33351-8024

                  If to the Buyer:

                  Daniel W. Crotty, President
                  Van Dyne Crotty, Inc.
                  3233 Newmark Drive
                  Miamisburg, OH 45342

                  Either party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.


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                  6.4 Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party to this Agreement, but no rights, duties, obligations or liabilities under this Agreement shall be assignable by any party without the prior written consent of the other party.

                  6.5 Severability. Each section, subsection lesser section or paragraph of this Agreement constitutes a separate and distinct undertaking, covenant or provision. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be limited by construction in scope and effect to the minimum extent necessary to render the same lawful and if such a limiting construction is not possible, such provision shall be deemed severed from this Agreement, but in any event every other provision of this Agreement shall remain in full force and effect.

                  6.6 Waivers. Any waiver by either party of any violation of, breach of or default under any provision of this Agreement by either party shall not be construed as or constitute a continuing waiver of such provision, or a waiver of any other violation of, breach of or default under any other provision of this Agreement.

                  6.7 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, construction or interpretation of this Agreement.

                  6.8 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any other person or entity other than Buyer, Seller any rights or remedies under or by reason of this Agreement.

                  6.9 Governing Law. This Agreement shall be construed according to, and the legal relations between the parties shall be governed in accordance with, the laws of the State of Ohio as applicable to agreements executed and fully performed in the State of Ohio, including the terms of the Uniform Commercial Code in effect in such state.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


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                                            VAN DYNE-CROTTY, INC.


                                            By:_________________________________
                                                     David S. Senseman
                                                     Vice President and Chief
                                                         Financial Officer


                                            FIRST AID SELECT, INC.


                                            By:_________________________________
                                                     Robert I. Sussman
                                                     Chief Executive Officer



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                                    EXHIBIT A

                                ITEMS AND PRICES

                                [To be attached]










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